EXHIBIT 10.8


                              CENEX HARVEST STATES
                       SENIOR MANAGEMENT COMPENSATION PLAN


PLAN HIGHLIGHTS

Your senior management compensation plan is made up of three parts -- BASE PAY, ANNUAL VARIABLE PAY AND DEFERRED VARIABLE PAY.

BASE PAY is your established annual salary. It is the base upon which your variable pay opportunities are established.

ANNUAL VARIABLE PAY allows you to receive part of your compensation in cash each year and is based on a combination of achieving individual performance objectives, overall company performance and your business unit's performance -- depending on your position.

DEFERRED VARIABLE PAY is calculated at the end of the three-year plan period and is based on overall company performance.

    * You pay no current taxes on deferred variable pay. Taxes are deferred until you receive a cash payment.
    * You may receive a distribution of up to one-third of your deferred variable pay for each of the three years following the deferral period.

The SENIOR MANAGEMENT COMPENSATION PLAN provides key elements of your total cash compensation -- base pay plus variable pay -- from Cenex Harvest States. The plan allows you to share in the company's success by enhancing your base pay with variable pay based on company results and individual performance. Variable pay has two forms -- annual variable pay and deferred variable pay.

The following describes the objectives for providing this plan, eligibility requirements and how the plan works, including how and when awards are paid out to you.

WHO IS ELIGIBLE?

The Division Executive Vice President determines the senior managers who will participate in the Senior Management Compensation Plan. You will be notified when you become a participant. Your participation can be discontinued, however, before you leave the company by written notice from the Division Executive Vice President.

WHAT ARE THE OBJECTIVES OF THIS PLAN?

Cenex Harvest States offers the Senior Management Compensation Plan to provide competitive compensation levels relative to industry competitors, based on Cenex Harvest States performance.

WHAT ELEMENTS MAKE UP YOUR MANAGEMENT COMPENSATION?

Your management compensation from Cenex Harvest States is made up of three components -- base pay, annual variable pay and deferred variable pay. The Senior Management Compensation Plan is designed to provide you with compensation that is competitive with industry compensation when company performance measures are met.

Your management compensation is intended to be at approximately the 50th percentile within the industry if target net income performance is achieved. If net income performance is above target, however, total pay will be greater than the industry average. Performance below the target will result in total compensation somewhat less than average.

HOW DOES THE PLAN WORK?

The Senior Management Compensation Plan provides the opportunity for you to receive a combination of base pay and variable pay, if individual and company performance goals are met. Here's how it works.

BASE PAY

Cenex Harvest States uses market compensation data from independent sources to help set salary midpoints. Salary midpoints and, consequently, your BASE PAY are set at approximately the 50th percentile of what the relevant labor market pays for similar jobs.

VARIABLE PAY

Another key element of your senior management compensation plan is your variable pay, which consists of two parts -- annual variable pay and deferred variable pay.

The percentage of variable pay you are eligible for depends on your level of responsibility. For example, if your HAY job evaluation is higher than another participating manager, you will have more of your total compensation at risk.

ANNUAL VARIABLE PAY provides you with an opportunity to receive a portion of your variable pay in cash each year. DEFERRED VARIABLE PAY is calculated at the end of a three-year plan period and then paid out at one-third of the total deferred awards, each year for the following three years. Payout provisions and further deferral opportunities are discussed later in this information.

Prior to the beginning of each three-year plan period, Cenex Harvest States sets net income and return on equity performance goals for the company and its divisions based on expected industry performance. Net income performance is the key measure in determining variable pay for both corporate and division management.

Competitive market compensation data obtained from independent sources is used to determine target total compensation levels and to develop target variable compensation percentages. Variable compensation percentages are then adjusted and assigned to


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


correspond with how well the company and its divisions and you individually, has met objectives.

ANNUAL VARIABLE PAY

The annual variable pay portion of the Management Compensation Plan provides you with the opportunity to receive up to one-half of your variable pay in cash each year. Your annual payout is based on the following:

* SALARY MIDPOINT -- Your salary midpoint is set using independent market data. Salary midpoints are used, as opposed to individual actual salaries, to establish a consistent target variable pay level.

* VARIABLE COMPENSATION PERCENTAGE -- Your variable compensation award (expressed as a percentage of midpoint) is calculated at the end of each year and is based on achieving your individual performance objectives and company or division performance against net income objectives, as well as your level of responsibility. You can receive up to one-half your variable pay award in cash each year.

* PERFORMANCE FACTORS -- The performance factors reflect company performance goals, (division performance goals) and individual performance goals. Sixty percent of your annual award is based on company financial performance objectives, 30% is based on business unit objectives and 10% is based on you achieving your individual performance objectives.

The following examples show how your annual variable pay may be calculated.

                         DISTRIBUTION OF POTENTIAL AWARD

Company Performance            60% of total annual
Business Unit Performance      30% of total annual
Individual Performance         10% of total annual
                               -------------------
                              100% of total annual

EXAMPLE

Cenex Harvest States has determined net income performance targets for each of the three-years of the 1998 to 2001 period as shown in the table below. ANNUAL net income targets are used to determine your annual variable pay award. The company's CUMULATIVE net income performance for the three-year plan period is used to determine your variable pay percentage for DEFERRED variable pay (see next section). Actual payment percentages will be prorated between the established points.


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


Annual Variable Pay
TABLE 1

                    ----------------------------------------------- --------------------------------------------
                               IF CENEX HARVEST STATES                   YOUR MAXIMUM VARIABLE COMPENSATION
                           ACHIEVES THE FOLLOWING RESULTS ...                      PERCENTAGE IS ...
------------------- ----------------------------------------------- --------------------------------------------
      COMPANY                        NET INCOME                                       GRADE LEVEL
    PERFORMANCE                   ($ IN MILLIONS)
                    -----------------------------------------------
                                                          TOTAL        VP     49     47         45         43
                      1999       2000        2001        3-YEAR
------------------- --------- ----------- ----------- ------------- -------- ----- ------- ------------- -------
       Max            $151       $162        $173         $486        100     90     80       70% of       60
                                                                                             Midpoint
------------------- --------- ----------- ----------- ------------- -------- ----- ------- ------------- -------
      Target          $126       $127        $136         $390        67      60     53       47% of       40
                                                                                             Midpoint
------------------- --------- ----------- ----------- ------------- -------- ----- ------- ------------- -------
    Threshold         $ 65       $ 65        $ 65         $195        10      9      8        7% of        6
                                                                                             Midpoint
------------------- --------- ----------- ----------- ------------- -------- ----- ------- ------------- -------

ASSUMPTIONS

             GRADE LEVELS: 45
             SALARY MIDPOINT: $90,000
YEAR: 1999   CORPORATE NET INCOME PERFORMANCE: 100% ($151 million Maximum)
             BUSINESS UNIT PERFORMANCE: 100% (Maximum)
             INDIVIDUAL PERFORMANCE: 85%
             ANNUAL VARIABLE PAY PERCENTAGE: 35% (1/2 of 70% based on above table)


       -----------------------------------------------------------------
                            FROM ASSUMPTIONS

       -->Company performance          100% of 60%        60%
          PLUS                                              +
       -->Business unit performance:   100% of 30%        30%
          PLUS                                              +
       -->Individual performance:       85% of 10%       8.5%
                                                        -----
                                                        98.5*
       -----------------------------------------------------------------

SALARY MIDPOINT                                         $   90,000
  TIMES
ANNUAL VARIABLE PAY PERCENTAGE                          X      .35
  TIMES
PERCENTAGE OF PERFORMANCE FACTORS ACHIEVED              X      .985*
                                                          -----------

TOTAL ANNUAL VARIABLE PAY FOR 1999                      $   31,028

So according to this example, your payment would equal $31,028 for the 1999 plan year. You would receive your annual variable pay in mid-October (about 45 days after the end of the fiscal year, which is August 31.

DEFERRED VARIABLE PAY

The deferred variable pay portion of the Senior Management Compensation Plan operates in three-year plan periods. Payment eligibility depends upon your employment status during the three years following the end of each three year plan. Calculations are made at the end of each three-year period based on the following:

    * SALARY MIDPOINT -- Your position midpoint at the end of the three-year plan period will be used in the calculation.
    * VARIABLE COMPENSATION PERCENTAGE -- Your variable pay potential award from net income performance over the three-year plan period.


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


EXAMPLE -- DEFERRED VARIABLE PAY

ASSUMPTIONS -- This chart follows a senior manager through the three-year plan period 1999 to 2001 in order to perform the calculations in the example:

                                        --------------------------------------------------------------------------------
TABLE 2                                        1999                2000                2001                TOTAL
--------------------------------------- ------------------- -------------------- ------------------ --------------------
           SALARY MIDPOINT                   $ 90,000            $ 95,000            $100,000               N/A
--------------------------------------- ------------------- -------------------- ------------------ --------------------
        CORPORATE PERFORMANCE              $151 million       $153.5 million       $175 million        $479.5 million
--------------------------------------- ------------------- -------------------- ------------------ --------------------
       ANNUAL POTENTIAL PAYOUT               $31,500              $33,250             $35,000             $99,750
           (MIDPOINT X 35%)
------------------------------------------------------------------------------------------------------------------------
TOTAL % OF PERFORMANCE GOALS ACHIEVED:
     COMPANY                                   100                  92                  100                 N/A
     DIVISION                                  100                  93                   69                 N/A
     INDIVIDUAL                                 85                  70                  100                 N/A

                                         100% X 60% = 60%    92% X 60% = 55%     100% X 60% = 60%
     CALCULATION OF TOTAL(1)             100% X 30% = 30%    93% X 30% = 28%     67% X 30% = 20%
                                         85% X 10% = 8.5%    70% X 10% = 7.0%    100% X 10% = 10%
--------------------------------------- ------------------- -------------------- ------------------ --------------------
TOTAL(1)                                      98.5%                90.0%               90.0%                N/A
--------------------------------------- ------------------- -------------------- ------------------ --------------------
ANNUAL ACTUAL CASH PAYOUT                    $31,028              $29,925             $31,500             $92,453
------------------------------------------------------------------------------------------------------------------------

CURRENT POSITION MIDPOINT (YEAR 2001)                             $100,000
           TIMES
THREE YEARS                                                       X      3
                                                                  --------
           TIMES                                                  $300,000
VARIABLE PARTICIPATION RATE                                       X    .70
                                                                  --------
                                                                  $210,000
CUMULATIVE PERFORMANCE AWARD                                           .98(2)
                                                                  --------
           (98%)                                                  $205,800
           MINUS                                                  -$99,750
                                                                  --------
INDIVIDUAL ANNUAL CASH PAYMENT POTENTIAL                          $106,050
                                                                  /      3
                                                                  --------
           DIVIDED BY
AMOUNT AVAILABLE EACH OF NEXT THREE YEARS                         $ 35,350

       (2) INTERPOLATED BETWEEN TARGET MAXIMUM (FROM TABLE 1)
            MAXIMUM         486.0 = 100%
            ACTUAL          475.5 = 97.8% OF MAXIMUM
            TARGET          390.0 = 67%



WHEN CAN I RECEIVE MY DEFERRED VARIABLE PAY?

Although Cenex Harvest States makes no promises to continue such plans, the following information may be helpful in your own planning process. While you are actively employed, you may withdraw your deferred variable pay according to the schedule below. Once you have completed the first three-year plan period, the plans would overlap so you could possibly have three years of variable pay at risk. Your deferred variable pay from the previous three-year plan period may be withdrawn in 33.3% increments each year during the follow three-year period.


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


--------------------------------------------------------------------------------------------------------------------

                                                SAMPLE PLAN TIMETABLE
--------------------------------------------------------------------------------------------------------------------
         1999-2001                     2002-2004                    2005-2007                     2007-2009
---------------------------- ----------------------------- ----------------------------- ---------------------------
      Earned Deferred                Receive 33.3%
       Variable Pay               Payments each year
---------------------------- ----------------------------- ----------------------------- ---------------------------
                                    Earned Deferred               Receive 33.3%
                                     Variable Pay               Payments each year
---------------------------- ----------------------------- ----------------------------- ---------------------------
                                                              Earn Deferred Variable            Receive 33.3%
                                                                       Pay                    Payments each year
---------------------------- ----------------------------- ----------------------------- ---------------------------

If you are not longer a participant or actively employed at the end of a three-year plan period, the amount of deferred variable pay you are eligible to receive is determined according to the schedule below. You may choose to defer any payment from the 1999-2001 plan to a later date as long as you elect to do so before January 1, 1999. Your payment must be in increments of 5%.

------------------------------------------------------ -------------------------------------------------------------

                     IF YOU ...                                             YOU MAY RECEIVE ...
------------------------------------------------------ -------------------------------------------------------------
Retire between ages 55 and 65                          One-third of your account balance of 33.3 each year (with
                                                       annual Cenex Harvest States approval)
------------------------------------------------------ -------------------------------------------------------------
Retire after age 65                                    A lump sum
------------------------------------------------------ -------------------------------------------------------------
Become disabled or are terminated for cause            A lump sum
------------------------------------------------------ -------------------------------------------------------------
Die                                                    A lump sum will be paid to your beneficiary
------------------------------------------------------ -------------------------------------------------------------
Are not longer a plan participant by written notice    A lump sum
of the President/CEO
------------------------------------------------------ -------------------------------------------------------------
Lose your job due to reasons beyond your control       A lump sum
(i.e., job was eliminated)
------------------------------------------------------ -------------------------------------------------------------

All lump sums may be taken in periodic distributions provided you elect to do so before January 1, 1999.



HOW ARE PLAN BENEFITS FUNDED?

Funds for deferred variable pay will be accumulated in a "rabbi trust" as the amount and timing of those obligations is estimable. A rabbi trust is an irrevocable trust into which assets set aside for benefit liabilities are accumulated. In other words, a rabbi trust secures the promise to pay deferred income. Trust assets are typically protected, but must remain accessible to creditors in the event of bankruptcy or insolvency.

HOW WILL MY DEFERRED COMPENSATION BE TAXED?

No taxes are payable while your account remains deferred. Once you receive a distribution, the money is taxed as ordinary income.


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


CAN I ROLL OVER MY ACCOUNT TO AN IRA OR QUALIFIED PLAN?

No. Because the Senior Management Compensation Plan is a nonqualified plan, you cannot legally roll over your distribution to an IRA or other qualified retirement plan.

WHAT HAPPENS DURING A CHANGE IN CONTROL?

If a change in control occurs, the Senior Management Compensation Plan will continue if the successor company elects to do so. If the plan is not continued by the successor company, your existing account would not be affected by the termination of the plan. You would receive the benefit you were entitled to as of the date of termination.

WHAT HAPPENS IF THE PLAN CHANGES OR TERMINATES?

Although the company does not currently intend to change the plan, the Cenex Harvest States Board of Directors reserves the right to change or end the plan at any time and for any reason. Your account balance at that time will be available to you under the same terms and conditions as if the plan had not been changed or terminated.

WHO DO I CONTACT WITH QUESTIONS?

If you have questions or want more information about the plan, please contact the Vice President of Human Resources and Administration at 651-451-4511.

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        This brochure highlights the key features of the Cenex Harvest
        States Senior Management Compensation Plan. If there is a discrepancy between this brochure and the official plan documents that govern the plan, the plan documents will rule in all cases.

        Participation in this plan is not an employment contract, nor does it imply a right to continued employment.

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